UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2024
NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 416-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On November 7, 2024, News Corporation (the “Company”) released its financial results for the quarter ended September 30, 2024. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2024, the Company announced that Susan Panuccio will depart from her role as Chief Financial Officer on January 1, 2025, and will be succeeded by Lavanya Chandrashekar. Ms. Panuccio will continue as Senior Advisor through June 29, 2025, to help ensure a smooth transition and to support the incoming Chief Financial Officer.
Ms. Chandrashekar, 52, has nearly 30 years of experience in international finance and investor relations, and has most recently served as Chief Financial Officer of Diageo plc, a global beverage alcohol company, from 2021 to September 2024, after serving as Global Head of Investor Relations from 2020 to 2021 and Chief Financial Officer, Diageo North America from 2018 to 2021. She has also held senior finance positions at the Procter & Gamble Company and Mondelēz International, Inc. Ms. Chandrashekar does not have any family relationships with any of the Company’s directors or executive officers and since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Ms. Chandrashekar or any member of her immediate family that would require disclosure under Item 404 of Regulation S-K.

On November 7, 2024, the Company and Ms. Panuccio entered into a separation agreement that provides for Ms. Panuccio’s continued service through June 29, 2025 and the payment of those separation benefits set forth in the employment agreement between her and the Company dated May 11, 2023, except that Ms. Panuccio’s fiscal 2025 annual bonus will be calculated based on actual performance results for the fiscal year (rather than based on target performance levels). Such separation benefits are subject to Ms. Panuccio’s compliance with confidentiality, non-disparagement and non-solicitation covenants contained in her employment agreement, and the separation agreement contains a customary release of claims.

In connection with her appointment, on November 7, 2024, Ms. Chandrashekar and the Company entered into an employment agreement (the “Chandrashekar Agreement”) for a term from January 1, 2025 through the third anniversary of such effective date. The Chandrashekar Agreement provides for (i) an annual base salary of $1,400,000; (ii) an annual bonus with a target of $2,500,000; and (iii) an annual long-term equity incentive with a target grant date value of $2,600,000; with approximately 78% of Ms. Chandrashekar’s target compensation being “at risk.” The Chandrashekar Agreement also provides for a one-time equity bonus with a target grant date value of $2,600,000 (to be awarded 70% in performance stock units and 30% in restricted stock units) and a $500,000 payment to assist with Ms. Chandrashekar’s relocation to the New York City metropolitan area. All bonus payments and equity grants are subject to the Company’s claw-back policies.

If Ms. Chandrashekar’s employment is terminated by the Company other than for cause (as defined in the Chandrashekar Agreement), death or disability, or by Ms. Chandrashekar for Good Reason (as defined in the Chandrashekar Agreement), the Chandrashekar Agreement provides that Ms. Chandrashekar will receive (i) her then-current base salary and target annual bonus paid in the same manner as though she continued to be employed for 24 months following the date of termination; (ii) a pro rata portion of her target annual bonus for the fiscal year of termination (a “Pro-rated Annual Bonus”); (iii) continued vesting of equity incentive awards granted prior to the date of termination in the same manner as though she continued to be employed for two years following the date of termination; and (iv) Company-paid premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for the executive and her eligible dependents for up to 18 months following the date of termination. If Ms. Chandrashekar’s employment is terminated due to her death or disability, she or her beneficiary or estate, as applicable, would be entitled to: (i) salary continuation for up to 12 months (and, in the case of disability, continuation of other benefits as well); (ii) any Pro-rated Annual Bonus; and (iii) (A) in the case of disability, treatment of her outstanding equity incentive awards pursuant to the terms of applicable plan documents or (B) in the case of death, continued vesting of equity incentive awards granted prior to the date of termination in the same manner as though she continued to be employed for a period of one year following the date of termination. If, following the completion of the term under the Chandrashekar Agreement on January 1, 2028, Ms. Chandrashekar is not offered a new employment agreement by the Company on terms at least as favorable to her as the terms set forth in the Chandrashekar Agreement, and Ms. Chandrashekar is subsequently terminated without cause, then she will be entitled to receive the payments and benefits summarized above with respect to a termination other than for cause (using the same base salary and target annual bonus as in effect immediately prior to the expiration of the term on January 1, 2028). Payment of any compensation or benefits upon termination is subject to Ms. Chandrashekar’s execution of the Company’s then-standard separation agreement and general release and continued compliance with the terms therein. The Chandrashekar Agreement contains confidentiality, non-competition and other covenants to protect the Company.

In addition, the Chandrashekar Agreement provides that if Ms. Chandrashekar is entitled to receive any “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, in connection with a change in control, those payments will either be (i) reduced below the applicable threshold or (ii) paid in full, whichever is more favorable for Ms. Chandrashekar on a net after-tax basis. Ms. Chandrashekar is not entitled to any golden parachute excise tax or other tax “gross-up” payments.

Also on November 7, 2024, Kelly Ayotte informed the Company of her decision not to stand for re-election as a Director of the Company at the 2024 annual meeting of stockholders and any adjournment or postponement thereof (the “2024 Annual Meeting”) in connection with her election as the Governor of New Hampshire. Ms. Ayotte’s decision to depart from the Board did not result from any disagreement with the Company on any matter relating to its operations, policies or practices. Ms. Ayotte will continue to serve on the Board until the time of the 2024 Annual Meeting. Effective as of Ms. Ayotte’s departure, the size of the Board shall be reduced to six members.

Ms. Ayotte had been included as a nominee of the Board in the Company’s definitive proxy statement and proxy card for the 2024 Annual Meeting. In light of her anticipated departure from the Board, Ms. Ayotte is no longer standing for re-election to the Board at the 2024 Annual Meeting, and the Company’s proxy materials are hereby deemed amended to remove Ms. Ayotte as a nominee for the 2024 Annual Meeting. The Company’s slate of nominees otherwise remains unchanged. Previously voted proxies remain valid, other than with respect to Ms. Ayotte as she is no longer standing for re-election, and those eligible to vote at the 2024 Annual Meeting may continue to use their proxy cards to vote their shares as to the Board’s remaining nominees and the other matters being voted on at the 2024 Annual Meeting.

Item 7.01    Regulation FD Disclosure.

A copy of the Company’s press release announcing the change in the Company’s Chief Financial Officer is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by News Corporation, dated November 7, 2024, announcing News Corporation’s financial results for the quarter ended September 30, 2024.
99.2	Press release issued by News Corporation, dated November 7, 2024, announcing change in Chief Financial Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: November 7, 2024